UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield	West Virginia	26836
(Address of principal executive offices)		(Zip Code)

(304)530-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $2.50 per share	SMMF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.01 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Amendment of Supplemental Executive Retirement Plans

On July 15, 2021, the Equity Compensation Committee (the “Committee”) of the Board of Directors of Summit Financial Group, Inc. (the “Company”) amended the supplemental executive retirement plans between its subsidiary, Summit Community Bank (the “Bank”), and certain executive officers to resolve a conflict between the language in the executive officers’ existing employment agreement and the supplemental executive retirement plans. As previously reported on Form 8-Ks filed on February 17, 2016, February 19, 2016, February 12, 2020 and July 29, 2020, the Company adopted supplemental executive retirement plans in order to incent certain executives, including named executive officers, to remain employed beyond their normal retirement date. These plans are in addition to the existing executive salary continuation agreements between the Bank and the named executive officers. These plans have not yet been executed by the Bank and the named executive officers.

Each supplemental executive retirement plan provides for a reduction in benefits to the extent necessary to avoid the excise tax imposition and to the extent that any portion of the amount payable under the executive retirement plan is not deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). This provision conflicts with the existing employment agreements with the executive officers that provide a gross up payment to the executive officers equal to any excise tax imposed and any interest and penalties with respect to such excise tax imposed on payments to them under their agreements with the Company. To resolve the conflict, the Committee amended each of the supplemental executive retirement plans to remove the cutback provision.

The form of Supplemental Executive Retirement Plan by Summit Community Bank is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Award of Stock-Settled Stock Appreciation Rights

On July 15, 2021, the Compensation and Nominating Committee of the Board of the Company approved awards of stock-settled stock appreciation rights to the following named executive officers and other executive officers of the Company in accordance with the terms of the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan (“Plan”). Below is the number of stock appreciation rights granted to these individuals on July 15, 2021:

Name	Title	Stock Appreciation Rights
H. Charles Maddy, III	President and Chief Executive Officer	30,967
Robert S. Tissue	Senior Vice President and Chief Financial Officer	17,221
Patrick N. Frye	Senior Vice President and Chief of Credit Administration	16,667
Scott C. Jennings	Senior Vice President and Chief Operating Officer	17,221
Bradford E. Ritchie	President – Summit Community Bank	19,033

The stock-settled stock appreciation rights have a strike price equal to $21.85, the fair market value, as defined in the Plan, for the Company's common stock on the date of grant (July 15, 2021), and expire ten years from the date of grant. The stock-settled stock appreciation rights granted are time-based, with 20% vesting on each of the first five anniversaries of the grant date. The stock-settled stock appreciation rights will be settled in shares of the Company's common stock.

In the event of a change of control, as defined in the Plan, if the successor or surviving corporation so agrees, some or all of the outstanding stock-settled stock appreciation rights will be assumed, or replaced with the same type of award with similar terms or conditions. Any stock-settled stock appreciation rights that are not fully vested at the time a recipient terminates employment due to a change of control will become fully vested upon such termination and remain exercisable, throughout the original term of the award.

If the recipient’s employment with the Company is terminated due to death or disability, then the recipient will vest in the additional percentage of stock-settled stock appreciation rights, if any, that would have vested at the vesting date which falls after the date of death or date of termination of employment of recipient due to disability, but within the calendar year in which the recipient died or terminated employment due to disability, as if, for purposes of vesting percentage only, the recipient had not died or terminated employment due to disability, and had continued employment to such vesting date. All vested stock-settled stock appreciation rights will be exercisable for a period of two years from the date of death or termination of employment due to disability; all vested stock-settled stock appreciation rights not exercised within said two year period will be forfeited in their entirety.

If the recipient is terminated by the Company for cause, then the stock-settled stock appreciation rights will immediately terminate and no stock-settled stock appreciation rights will be exercisable as of the date of such termination, regardless of whether any stock-settled stock appreciation right was vested and exercisable prior to date of such termination.

Upon termination of the recipient’s employment by the Company or by the recipient other than under for death, disability or termination for cause, the stock-settled stock appreciation rights, to the extent vested and exercisable as of the date of such termination, will thereafter be exercisable only for a period of ninety (90) days from the date of such termination, and any stock-settled stock appreciation right that was not exercisable as of the date of such termination will be forfeited.

If, at any time within (A) the ten-year term of award agreement; (B) two years after the termination of employment; or (C) two years after the recipient exercises any portion of the grant of stock-settled stock appreciation rights, whichever is the latest, the recipient, in the determination of the Compensation and Nominating Committee of the Board of Directors of the Company, engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to those circumstances set forth in the award agreement, then any award of stock-settled stock appreciation rights held by the recipient will terminate effective as of the date on which the recipient enters into such activity, unless terminated sooner by operation of another term or condition of the award agreement or the Plan, and any gain realized by the recipient from the exercise of all or a portion of any grant of stock appreciation rights will be repaid by the recipient to the Company. Such gain will be calculated based on the spread multiplied by the number of shares subject to the stock-settled stock appreciation rights exercised on such date, plus interest measured from the first date the recipient engaged in any of the prohibited activities set forth above at the highest rate allowable under West Virginia law.

The form of the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan Stock-Settled Stock Appreciation Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Supplemental Executive Retirement Plan
10.2	Summit Financial Group, Inc. 2014 Long-Term Incentive Plan Stock-Settled Stock Appreciation Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: July 21, 2021	By: /s/ Julie R. Markwood
Julie R. Markwood
Senior Vice President and Chief Accounting Officer